Exhibit 99.1

Microbot Medical® Strengthens Its Management Team in Support of the Anticipated Commercial Launch of LIBERTY®

Operations Leader to Enhance Operational Efficiencies by Managing Production Scale-up and Cost Reduction Activities to Support Commercialization

BRAINTREE, Mass., January 21, 2025 -- Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, today announced the appointment of Ms. Michal Ahuvia, to the newly created role of Director of Operations. In this role, Ms. Ahuvia will assume responsibility to ramp-up production and improve production efficiencies as the Company prepares for the planned commercial launch of LIBERTY®, which is anticipated in the second quarter of 2025. Ms. Ahuvia will report to Simon Sharon, the Company’s General Manager and Chief Technology Officer, and her addition is expected to play a crucial role in strengthening the Company’s manufacturing and operations processes.

Ms. Ahuvia brings over 20 years of experience in operations with track records in process transformation, performance improvement, material planning, production, logistics, and supply chain management. Prior to joining Microbot Medical, Ms. Ahuvia held operational and supply chain positions at Philips Healthcare, Nanomotion, XACT Robotics and Jordan Valley. Michal holds a B.Sc. in Industrial Engineering and Management from Ben-Gurion University.

“Ramping production of LIBERTY® in the most efficient way is a critical activity and key part of our commercial strategy and future success,” commented Harel Gadot, Chairman, CEO and President. “Michal brings a wealth of knowledge and experience, and I’m confident that her experience will help execute our operational plans and meet our commercial objectives.”

About Microbot Medical®

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital and expertise to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will grant 510(k) clearance to commercially market the LIBERTY® Endovascular Robotic System in the United States, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact: IR@microbotmedical.com